UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

(212) 503-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Certain Officers; Appointment of Certain Officers.

On May 1, 2024, the Board of Blackstone Private Credit Fund (the “Fund”) appointed Lucie Enns as the Chief Securities Counsel of the Fund effective as of the close of business on May 1, 2024. Ms. Enns, born 1990, is a Senior Vice President of Blackstone Credit & Insurance (“BXCI”) in Legal & Compliance based in New York. Before joining BXCI in 2021, Ms. Enns was an attorney at Simpson Thacher & Bartlett in the Registered Funds group, focusing on alternative investment products including business development companies, interval funds, and closed-end funds. Prior to that, she worked at K&L Gates in the Investment Management group with a focus on mutual funds, exchange-traded funds, and closed-end funds. Ms. Enns holds a B.S. in Political Science, cum laude, from the University of Alabama, and a J.D., summa cum laude, from American University. Ms. Enns also serves as the Chief Securities Counsel of Blackstone Secured Lending Fund.

There are no family relationships between Ms. Enns and any director or executive officer of the Fund, and she is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: May 2, 2024	By:	/s/ Oran Ebel
	Name:	Oran Ebel
	Title:	Chief Legal Officer and Secretary